Exhibit 99.1

GlobeTel Announces the Product Launch of GlobeTelX(R), an Advanced VoIP CPE Device Using the Asterisk IAX2 Protocol

FORT LAUDERDALE, Fla.--February 15, 2006--GlobeTel Communications Corp. today announced the launch of its new GlobeTelX(R) product line of VoIP Gateways. GlobeTelX is a series of advanced VoIP CPE (Customer Premise Equipment) units based on Asterisk IAX2 (Inter-Asterisk Exchange Version 2), jointly developed with Taiwan-based Accel Inc. and IP-WARE S.L. based in Spain.

GlobeTel intends to incorporate the GlobeTelX as part of its GlobeTel VoIP platform to provide voice calling services over IP or the Internet as well as offering it as a stand-alone gateway to be integrated with existing Asterisk PBXs.

Asterisk's open source IP PBX solution, is rapidly gaining popularity around the world as it offers a full feature PBX functionality at low cost. The GlobeTelX product line is the result of GlobeTel identifying the growing need for intelligent CPE units that utilizes the native IAX asterisk protocol and developing a complete range of products for the retail and corporate market.

Almost all new GlobeTelX IAX VoIP models have routing capabilities while all models support advanced call services such as Caller ID, call waiting, call forwarding, selective call forward, call transfer, and much more. GlobeTelX offers toll quality voice, echo cancellation and silence suppression support.

The advantage of GlobeTelX(R) CPE units over existing solutions is its simple plug & play installation procedure and its ability to work easily behind NAT and firewall devices. The auto provisioning features together with the advanced IAX Manager server provide a perfect mass deployment solution for carriers and ISPs. The user is simply required to connect the unit to the Internet and all configuration tasks and firmware updates are carried remotely by the IAX Manager to the user without the need of local technician intervention.

The marketing of GlobeTelX solution has begun in Europe with IP-WARE S.L. along with a number of other distributors starting with the series of units supporting 1, 2 and 4 phone lines. Distribution in the U.S and Latin America is expected to begin before the end of the second quarter.

"We believe that there is a large market of Asterisk users longing for such products to use as home or remote office extensions to their central Asterisk PBX." stated Mr. Huff, CEO of GlobeTel. With our partners it is estimated that in the first year there could be demand for up to 100,000 GlobeTelX boxes with demand for twice as many in the second year."

GlobeTel see the following market sectors for the GlobeTelX products:

      - Asterisk Integrators that will integrate the GlobeTelX units with their IP PBX products for the SME market

      -     Digium(TM) partners and distributors

      - Vertical Market that uses the Asterisk server as platform to develop applications such as security systems, alarm systems, remote monitoring, etc.

      - Retail market for users that are affiliated to IAX service providers for IAX to IAX and IAX to PSTN communications.

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About IP-Ware and Accel

IP-Ware S.L., a privately owned company, located in Barcelona, Spain , specializes in providing solutions and managing projects using the most comprehensive range of top-quality and state of the art VoIP equipment for business telecommunication systems on the world market (www.ip-ware.net ). IP-Ware cooperates with several leading related companies, among them the Taiwan based ACCEL, Inc.

ACCEL Inc. specializes in the design and manufacturing of VoIP and multimedia remote access equipment. ACCEL is a leading IP telephony technology company that has distinguished itself by offering carrier-grade quality of real-time voice/fax, scalability from two ports to 30 ports in a single embedded VoIP Gateway, interoperability across different vendors of IP phones, PBXs, and Gateways, along with a very competitive cost structure.

Certain statements in this release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast," "project," "intend," "expect" "should," "would," and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (finance or operating) or achievements to differ from future results, performance (financing and operating) or achievements expressed or implied by such forward-looking statements. Sanswire Networks and the launch of the Company's high-altitude airship are subject to various risk factors and investors should construe any such investment as speculative. The above are more fully discussed in the Company's SEC filings.